Great Wolf Resorts Establishes Office of the Chairman
Tuesday September 12, 4:42 pm ET

MADISON, Wis., Sept. 12 /PRNewswire-FirstCall/ — Great Wolf Resorts (Nasdaq: WOLF — News), the nation’s leader in indoor waterpark resorts, today announced that its board of directors has established an Office of the Chairman, consisting of the chairs of the company’s Audit, Corporate Governance and Compensation Committees, to oversee the company’s board. The company also announced that Bruce D. Neviaser has stepped down as chairman and as a member of the board, effective immediately. The board now consists of six members, five of whom qualify as independent directors.

“As a founder of our predecessor company, Bruce was instrumental in the formation and growth of Great Wolf Resorts,” said John Emery, chief executive officer. “His vision and entrepreneurial spirit helped establish our brand, and he remains a strong supporter of the company. I thank him for his significant contributions to the company and wish him all the best in his future pursuits.”

“I am departing in order to pursue other investment opportunities. I am leaving the company in good hands and feel very positive about the company’s future prospects and ability to continue to build shareholder value,” Neviaser said.

About Great Wolf Resorts, Inc.

Great Wolf Resorts, Inc.® (Nasdaq: WOLF — News) is North America’s largest family of indoor waterpark resorts and owns and operates its family resorts under the Great Wolf Lodge® and Blue Harbor Resort™ brands. Great Wolf Resorts is a fully integrated resort company and owns and/or manages Great Wolf Lodge locations in: Wisconsin Dells, Wis.; Sandusky, Ohio; Traverse City, Mich.; Kansas City, Kan.; Williamsburg, Va.; the Pocono Mountains, Pa.; Niagara Falls, Ontario; and Blue Harbor Resort & Conference Center in Sheboygan, Wis. Great Wolf Lodge properties are currently in predevelopment and/or under construction in Mason, Ohio; Grapevine, Texas; and Grand Mound, Wash.

The company’s resorts are family-oriented destination facilities that generally feature 300 to 400 rooms and a large indoor entertainment area measuring 40,000 to 100,000 square feet. The all-suite properties offer a variety of room styles, arcade/game rooms, fitness centers, themed restaurants, spas, supervised children’s activities and other amenities. Additional information may be found on the company’s website at http://www.greatwolf.com.

Forward-Looking Statements

This press release may contain forward-looking statements within the meaning of the federal securities laws. All statements, other than statements of historical facts, including, among others, statements regarding Great Wolf Resorts’ future prospects, are forward-looking statements. Those statements include statements regarding the intent, belief or current expectations of Great Wolf Resorts, Inc. and members of its board of directors and management team, as well as the assumptions on which such statements are based, and generally are identified by the use of words such as “may,” “will,” “seeks,” “anticipates,” “believes,” “estimates,” “expects,” “plans,” “intends,” “should” or similar expressions. Forward-looking statements are not guarantees of future performance and involve risks and uncertainties that actual results may differ materially from those contemplated by such forward-looking statements. Many of these factors are beyond the company’s ability to control or predict. Such factors include, but are not limited to, competition in the company’s markets, changes in family vacation patterns and consumer spending habits, regional or national economic downturns, the company’s ability to attract a significant number of guests from its target markets, economic conditions in its target markets, the impact of fuel costs, the company’s ability to develop new resorts in desirable markets or further develop existing resorts on a timely and cost efficient basis, the company’s ability to manage growth, including the expansion of the company’s infrastructure and systems necessary to support growth, the company’s ability to manage cash and obtain additional cash required for growth, potential accidents or injuries at its resorts, its ability to achieve or sustain profitability, downturns in its industry segment and extreme weather conditions, increases in operating costs and other expense items and costs, uninsured losses or losses in excess of the company’s insurance coverage, the company’s ability to protect its intellectual property, trade secrets and the value of its brands, and other factors discussed under Item IA (Risk Factors) in Great Wolf Resorts 2005 Form 10-K. We assume no duty to update these statements.

Management believes these forward-looking statements are reasonable; however, undue reliance should not be placed on any forward-looking statements, which are based on current expectations. All written and oral forward-looking statements attributable to Great Wolf Resorts or persons acting on its behalf are qualified in their entirety by these cautionary statements. Further, forward-looking statements speak only as of the date they are made, and the company undertakes no obligation to update or revise forward-looking statements to reflect changed assumptions, the occurrence of unanticipated events or changes to future operating results over time unless otherwise required by law.

Contact: Alex Lombardo Investors (703) 573-9317	Jennifer Beranek Media (608) 661-4754